Exhibit 23.1--Report on Schedule and Independent Auditors'
Consent for the Year Ended July 1, 1995


                     REPORT ON SCHEDULE


The Board of Directors
Delta Woodside Industries, Inc.:

Under date of August 18, 1995, we reported on the consolidated balance sheet of Delta Woodside Industries, Inc. as of July 1, 1995, and the related consolidated statements of operations, shareholder's equity, and cash flows for the year then ended, as contained in the 1995 annual report to stockholders. These consolidated financial statements and our report thereon are incorporated by reference in the annual report on Form 10-K for the year 1995. In connection with our audit of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule for the year ended July 1, 1995 as listed on Page F-2 of Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audit.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                   /s/ KPMG Peat Marwick LLP

Greenville, South Carolina              KPMG Peat Marwick LLP
August 18, 1995

                INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Delta Woodside Industries, Inc.:

We consent to the incorporation by reference in the registration statements (No. 33-38930 and No. 33-38931) on Form S-8 of Delta Woodside Industries, Inc., of our reports dated August 18, 1995, relating to the consolidated balance sheet of Delta Woodside Industries, Inc. as of July 1, 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended, and related schedule, which reports are incorporated by reference or appear in the July 1, 1995 annual report on Form 10-K of Delta Woodside Industries, Inc.

                                        KPMG Peat Marwick LLP

Greenville, South Carolina              KPMG Peat Marwick LLP
September 27, 1995